Exhibit 23.1

MADSEN & ASSOCIATES CPAs, INC.

Certified Public Accountants and Business Consultants

684 East Vine St #3

Murray, Utah 84107

Telephone 801-268-2632     Fax 801-262-3978

Board of Directors

PBS Holding, Inc.

Universal City, Texas

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the accompanying consolidated balance sheets of PBS Holding, Inc. and Subsidiaries as of December 31, 2006 and 2005, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the years then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2006 and 2005, and the results of its consolidated operations and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern.  As disclosed in the notes to the consolidated financial statements, the Company will need additional working capital for its planned activity and to service its debt.  This raises substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans regarding these matters are described in the notes to the consolidated financial statements.  The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

 /s/ Madsen & Associates CPAs, Inc.

May 10, 2007

Murray, Utah

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